Exhibit 10.5

CRAWFORD & COMPANY

2016 omnibus stock and incentive PLAN

[Year] Long-Term Incentive Plan Award Agreement (Time Vesting)

The Compensation Committee (the “Committee”) of the Board of Directors of Crawford & Company (the “Company”) has selected ____________ (“you” or the “Participant”) to receive an Award of Restricted Stock Units under the Crawford & Company 2016 Omnibus Stock and Incentive Plan (the “Plan”), which is incorporated into and forms a part of this Award Agreement (the “Agreement”), as of the Grant Date described herein. Pursuant to the terms of this Agreement and the Plan, you are hereby granted _____ Restricted Stock Units, subject to satisfaction of the vesting requirements as set forth in this Agreement. Subject to the terms and conditions of this Agreement, the Company will deliver to you one (1) share of Class A Common Stock of the Company (“Common Stock”) for each vested Restricted Stock Unit.

1.
Terms of Award and Definitions. The following terms used in this Agreement shall have the meanings set forth in this Section 1:
a.
Code Section 409A. “Code Section 409A” means Section 409A of the Code and all applicable regulations and other guidance issued under or related to Section 409A of the Code.
b.
Date of Termination. The Participant’s “Date of Termination” shall be the first day occurring on or after the Grant Date on which the Participant is not employed by the Company or any Subsidiary; provided that a termination shall not be considered to have occurred while the Participant is on an approved leave of absence from the Company or a Subsidiary. If, as a result of a sale or other transaction that does not constitute a Terminating Event, the Participant’s employer is or becomes an entity that is separate from the Company or any Subsidiary, the occurrence of such transaction shall be treated as the Participant’s Date of Termination caused by the Participant being discharged by the employer.
c.
Designated Beneficiary. The “Designated Beneficiary” shall be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form and at such time as the Committee shall require.
d.
Disability. Except as otherwise provided by the Committee, the Participant shall be considered to have a “Disability” if he is eligible for disability payments under the Company’s long-term disability plan.
a.
Fair Market Value. The “Fair Market Value” shall mean the price per share at close of market on the Grant Date.
e.
Grant Date. The “Grant Date” is [Date]
b.
Grant Date Market Value. “Grant Date Market Value” shall mean the Fair Market Value of one (1) share of the Common Stock on the Grant Date.
f.
Involuntary Termination. Except as otherwise provided by the Committee, the Participant shall be considered to have an “Involuntary Termination” if the Participant’s

Date of Termination occurs by reason of the Participant’s death, Disability, Retirement or Termination without Cause (as defined solely by the Committee).
g.
Restricted Stock Units. The Stock Units awarded under this Agreement shall be referred to as “Restricted Stock Units.”
h.
Retirement. “Retirement” of the Participant shall mean, with the approval of the Committee, the occurrence of the Participant’s Separation from Service on or after the date the Participant attains age 62.
i.
Terminating Event. “Terminating Event” shall mean the consummation of (a) the dissolution or liquidation of the Company, (b) a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company will not be the surviving or resulting corporation, (c) a sale of substantially all of the assets of the Company to another person, or (d) a reverse merger in which the Company is the surviving corporation but the shares of the Common Stock outstanding immediately preceding the merger are converted by virtue of the merger to other property.

Except where the context clearly implies or indicates the contrary, a word, term or phrase used in the Plan is similarly used in this Agreement.

2.
Award
a.
Settlement of Award. Subject to the terms and conditions of this Agreement and the Plan, the Participant is hereby granted the number of Restricted Stock Units as set forth in the first paragraph of this Agreement. The Company shall deliver to the Participant one share of Common Stock for each vested Restricted Stock Unit, as determined in accordance with Section 3. The vested Restricted Stock Units payable to the Participant in accordance with this Agreement shall be paid solely in shares of Common Stock. There shall be no adjustment to the Restricted Stock Units for any dividends paid by the Company.
b.
Participant Election for Cash Settlement. Notwithstanding Section 2(b) or other contrary terms in this Agreement, if the Participant makes the election described in Section 17, within thirty (30) days after the Grant Date, the Participant’s earned and vested Restricted Stock Units will be settled in the form of a single lump-sum cash payment, based on (i) the number of such earned and vested Restricted Stock Units, multiplied by (ii) the Grant Date Market Value of one (1) share of Common Stock, all as described in Section 17.

3.
Vesting Condition; Transfer of Shares; Forfeiture of Shares.
a.
Vesting. Except as otherwise provided in this Agreement and the Plan, and provided the Participant’s Date of Termination has not occurred on or before the applicable vesting date, the Restricted Stock Units awarded under this Agreement shall vest and payment of Common Stock for such vested Restricted Stock Units shall be made as of December 31 for the calendar year in which the Restricted Stock Units become vested on the vesting date(s) set forth in the following schedule:

Percentage of Vested Restricted Stock Units	Vesting Date
33%	December 31,
33%	December 31,
34%	December 31,

b.
Accelerated Vesting.
(i)
Notwithstanding anything to the contrary in this Agreement, upon the occurrence, prior to the applicable vesting date provided in Section 3(a), of (A) a Terminating Event or a Change in Control, and provided the Participant’s Date of Termination does not occur before the Terminating Event or Change in Control date, or (B) the Participant’s Involuntary Termination, the Participant shall vest, as of the date of the Terminating Event, Change in Control or Involuntary Termination, as applicable, in all of the Restricted Stock Units that had not earlier vested under Section 3(a).

(ii)
In any event described in paragraph (i) above other than a Change in Control, payment of Common Stock for the Participant’s vested Restricted Stock Units will be made as of December 31 for the calendar year in which the Restricted Stock Units would have otherwise become vested in accordance with Section 3(a). In the event of a Change in Control, payment of Common Stock for the Participant’s vested Restricted Stock Units will be made on the 30-day anniversary of the date of such Change in Control.

c.
Forfeiture. Except as otherwise provided in this Section 3, if the Participant’s Date of Termination occurs prior to the date the Restricted Stock Units become vested, the nonvested Restricted Stock Units granted under this Agreement shall be forfeited on the Date of Termination.
d.
Non-Transferable. This Award shall not be assignable or transferable except by will or by laws of descent and distribution.
4.
Heirs and Successors.
a.
This Agreement shall be binding upon, and inure to the benefit of, the Company and the Participant and their respective heirs, executors, administrators, successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business.
b.
If any Common Stock deliverable to the Participant under this Agreement has not been delivered at the time of the Participant’s death, such Common Stock shall be delivered to the Designated Beneficiary, in accordance with the provisions of this Agreement and the Plan.
c.
If the Participant is deceased and has failed to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any Common Stock distributable to the Participant shall be distributed to the legal representative of the estate of the Participant.

d.
If the Participant is deceased and has designated a beneficiary but the Designated Beneficiary dies before distribution of Common Stock to the Designated Beneficiary under this Agreement, then any Common Stock distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.
5.
Withholding. The Committee shall take whatever action it deems appropriate to satisfy statutory tax withholding requirements, if any, that the Committee in its discretion deems applicable to the Award of Restricted Stock Units or the satisfaction of any forfeiture or vesting conditions with respect to such Award, including satisfaction of any minimum federal and state tax withholding requirements through a reduction in the number of shares of Common Stock actually transferred to the Participant under the Plan.
6.
Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding on all persons.
7.
Securities Registration. Upon the receipt of Common Stock pursuant to the terms of this Agreement, the Participant shall, if so requested by the Company, (i) hold such Common Stock for investment and not with a view of resale or distribution to the public, and (ii) deliver to the Company a written statement satisfactory to the Company to that effect.
8.
Other Laws. The Company shall have the right to refuse to issue or transfer any Common Stock under this Agreement if the Company, acting in its absolute discretion, determines that the issuance or transfer of such Common Stock might violate any applicable law or regulation.
9.
Disposition of Shares. The Participant shall, so long as he remains an employee of the Company or Subsidiary, be obligated to notify the Company in the case of each sale or other disposition of any Common Stock acquired pursuant to the terms of this Agreement, such notice to be given to the Company immediately upon the occurrence of any such sale or other disposition.
10.
No Contract of Employment. Neither the Plan, this Agreement nor any related material shall give the Participant the right to continue in employment by the Company or by a Subsidiary or shall adversely affect the right of the Company or a Subsidiary to terminate the Participant’s employment with or without cause at any time.
11.
Shareholder Rights. The Participant shall have no rights as a stockholder with respect to any shares of Common Stock under this Agreement until such shares have been duly issued and delivered to the Participant, and no adjustment shall be made for dividends of any kind or description whatsoever or for distributions of other rights of any kind or description whatsoever respecting such Common Stock except as expressly set forth in the Plan or this Agreement.
12.
Section 409A Compliance. The Company intends that the Restricted Stock Unit Awards granted hereunder comply with Code Section 409A to the extent applicable. The Restricted Stock Unit Awards shall be administered in a manner that shall be intended to avoid resulting in the acceleration of taxation, or the imposition of penalty taxation or interest, under Code Section 409A upon a Participant. Any ambiguities in this Agreement shall be construed to effect this intent. Each payment under this Agreement shall be treated as a separate payment for purposes of Code Section 409A.

13.
Plan Governs. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company; and this Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan.
14.
Governing Law, Jurisdiction and Venue. The Plan and this Agreement shall be governed by the laws of the State of Georgia and the jurisdiction and venue of any suit, action or other proceeding relating to this Agreement, including the enforcement of any rights under this Agreement shall be in the Superior Court of Fulton County, Georgia and the United States District Court for the Northern District of Georgia. Any process or notice in connection with such suit, action or other proceeding may be served by certified or registered mail or personal service within or without the State of Georgia, provided a reasonable time for appearance is allowed.
15.
Amendment.
a.
The Committee may amend this Agreement by written agreement of the Participant and the Company, without the consent of any other person.
b.
Notwithstanding Section 16(a), the Committee shall have the right to amend this Agreement unilaterally or to withhold or otherwise restrict the transfer of any Common Stock under this Agreement to the Participant as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.
c.
Notwithstanding Section 16(a), the Committee shall have the right to amend this Agreement unilaterally to the extent the Committee deems such amendment necessary to comply with Code Section 409A.
3.
Election for Cash Settlement. The Participant may elect as of the Grant Date (and no later than thirty (30) days after the Grant Date) to have all (but not less than all) of the earned and vested Restricted Stock Units awarded pursuant to this Agreement settled in the form of a single lump-sum cash payment. If such election is timely made by the Participant, the cash payment to the Participant shall be in the amount equal to (A) the number of the Participant’s earned and vested Restricted Stock Units pursuant to this Agreement multiplied by (B) the Grant Date Market Value of one share of Common Stock. Elections must be made on the attached Election for Cash Settlement Form.

Properly executed forms not received by [Date] will be deemed to be Common Stock Elections.

IN WITNESS WHEREOF, the Participant has executed this Agreement, and the Company has caused this Agreement to be executed in its name and on its behalf, all as the Grant Date.

Crawford & Company Participant

By:

Title:

Print Name

CRAWFORD & COMPANY

2016 omnibus stock and incentive plan

BENEFICIARY DESIGNATION FORM

I wish to designate the following person(s) as my beneficiary(ies) to receive my outstanding awards, if any, under the Crawford & Company 2016 Omnibus Stock and Incentive Plan, as amended from time to time, including any successor thereto (the “Plan”), in the event of my death. I reserve the right to change this designation with the understanding that this designation, and any change thereof, will be effective only upon delivery to Crawford & Company (the “Company”). The right to receive my outstanding awards under the Plan, if any, will be transferred to my primary beneficiaries who survive me, and to my secondary beneficiaries who survive me only if none of my primary beneficiaries survive me.

A. PRIMARY BENEFICIARY (BENEFICIARIES)

Name of Beneficiary Relationship Percentage

1. ______________________ ____________ __________

2. ______________________ ____________ __________

3. ______________________ ____________ __________

B. SECONDARY BENEFICIARY (BENEFICIARIES)

Name of Beneficiary Relationship Percentage

1. ______________________ ____________ __________

2. ______________________ ____________ __________

3. ______________________ ____________ __________

I acknowledge that execution of this form and delivery thereof to the Company revokes all prior beneficiary designations I have made with respect to my outstanding awards under the Plan.

Participant’s signature: ______________________________________.

Date: ____________________, 20____.